UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) and (g) of The Securities Exchange Act of 1934

Trophy Hunting Unlimited, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-5250993 (I.R.S. Employer Identification No.)
7500 Saddle Mountain Rd, Bozeman, MT (Address of principal executive offices)	59715 (Zip Code)

Registrant’s telephone number, including area code: (406) 587-5933

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value of $0.001

(Title of class)

Preferred Stock, par value of $0.001

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filers,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

Trophy Hunting Unlimited, Inc.

TABLE OF CONTENTS TO FORM 10

Table of Contents

Item 1. Business

1

Item 1a. Risk Factors

5

Item 2. Financial Information

9

Item 3. Properties

10

Item 4. Security Ownership of Certain Beneficial Owners and Management

10

Item 5. Directors and Executive Officers

10

Item 6. Executive Compensation

11

Item 7. Certain Relationships and Related Transactions and Director Independence

11

Item 8. Legal Proceedings

12

Item 9. Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

12

Item 10. Recent Sales of Unregistered Securities

13

Item 11. Description of Registrant’s Securities to be Registered

13

Item 12. Indemnification of Officers and Directors

14

Item 13. Financial Statements and Supplementary Data

15

Item 1.  Business

Business Development

Trophy Hunting Unlimited, Inc. (the "Company", "our", "us" or "we") was incorporated under the laws of the State of Nevada on June 26, 2006.  The Company’s business activities consisted of providing guided deer and bird hunts in Texas. We have no full-time employees and own no real estate or personal property. Currently the Company is seeking other business opportunities. The Company has determined that while revenue is present, it is not significant enough to justify the Company leaving the development stage.  As such, the Company is considered a development stage company.

Business of Issuer

Our discussion of the proposed business under this caption and throughout this Registration Statement is purposefully general and is not meant to restrict our virtually unlimited discretion to search for and enter into potential business opportunities.

Based on proposed business activities, we are a "blank check" company. The U.S. Securities and Exchange Commission (the "SEC") defines those companies as "any development stage company that is issuing a penny stock, within the meaning of Section 3(a)(51) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies."  Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the "Securities Act"), we also qualify as a "shell company," because we have no (or nominal) assets other than cash and no (or nominal) operations.  Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions.

 No trading market currently exists for our securities, and management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, or to register any securities under the Securities Act or state blue sky laws or the regulations thereunder until we have successfully concluded a business combination.  We intend to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

We were organized as a company that provided guided deer and bird hunts in Texas, however, are currently seeking a business opportunity.  Currently we are a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may combine with any type of business that management believes to offer the greatest opportunity.

We have conducted limited business operations since our inception, and expect to conduct no operations in the future, other than our efforts to effectuate a business combination.  We, therefore, can be characterized as a "shell" corporation.  As a "shell" corporation, we face risks inherent in the investigation, acquisition, or involvement in a new business opportunity.  Further, as a "development stage" or "start-up" company, we face all of the unforeseen costs, expenses, problems, and difficulties related to such companies, including whether we will continue to be a going concern entity for the foreseeable future.

There are no acquisitions, business combinations, or mergers pending or which have occurred involving the Company.  Presently, we have no plans, proposals, agreements, understandings or arrangements of any kind or nature whatsoever to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation.

Upon the effectiveness of this Registration Statement, we will commence the search for a suitable target business.  The analysis of new business opportunities will be undertaken by, or under the supervision of, our sole officer and director, and by our shareholders.  We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities.  In our efforts to analyze potential acquisition targets, we will consider the following types of factors:

•

Potential for growth, indicated by new technology, anticipated market expansion or new products;

•

Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

•

Strength and diversity of management, either in place or scheduled for recruitment;

•

Capital requirements and anticipated availability of required funds, to be provided by the Registrant or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•

The cost of participation by the Registrant as compared to the perceived tangible and intangible values and potentials;

•

The extent to which the business opportunity can be advanced;

•

The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

•

Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.  Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.  Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the merger or acquisition opportunity.

We anticipate that we will locate and make contact with target businesses primarily through the reputation and efforts of our shareholders and directors, who will meet with existing management and key personnel, visit and inspect material facilities, assets, products and services belonging to such prospects, or undertake such reasonable investigation as deemed appropriate.  The Company has a network of business contacts, and we anticipate that prospective target businesses will be referred to us through this network of contacts.

In connection with our evaluation of a prospective target business, the Company will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to us.  The time and costs required to select and evaluate a target business, including conducting a due diligence review, negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable Federal securities laws, state blue sky laws, foreign securities laws, if any, and corporation laws cannot presently be ascertained with any degree of certainty.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others.  If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable and may reduce the amount of capital available to otherwise complete a business combination or for the resulting entity to utilize.  Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in a loss to us of the related costs incurred.

We presently have no employees apart from our management.  We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

Mrs. Arkell, our sole officer and director, is engaged in outside business activities and anticipates that she will devote to the business very limited time until the acquisition of a successful business opportunity has been identified.  However, as our sole officer and director she will devote such time as is reasonably necessary to carry out the business and affairs of the Company, including, the evaluation of potential target businesses and the negotiation of a business combination, and, as a result, the amount of time devoted to our business and affairs may vary significantly depending upon, among other things, whether we have identified a target business or are engaged in active negotiations of a business combination.

Although we have no commitments as of the date of this registration statement to issue any shares of common stock, preferred stock, options or warrants or other equity consideration, we will, in all likelihood, issue a substantial number of additional securities in connection with the consummation of a business combination.  To the extent that such additional securities are issued, dilution to the interests of our shareholders will inevitably occur.  Additionally, if a substantial number of shares of common stock are issued in connection with the consummation of a business combination, a change in our control will occur which will also likely affect, among other things, our ability to utilize net operating loss carry forwards, if any.

Any such change in control will likely result in the resignation or removal of our sole officer and director.  If there is a change in the person serving as sole officer and director, no assurance can be given as to the experience or qualifications of our new management.  Our majority shareholder considers it likely that in order to consummate a business combination, a change in control will ultimately occur; therefore, he anticipates offering not less than a controlling interest to a target business in order to effectuate a business combination.  This will require the consent of our majority shareholder, Mr. Fitzgerald, to achieve.

Our majority shareholder may actively negotiate for or otherwise consent to the disposition of any portion of his common stock as a condition to or in connection with a business combination.  Therefore, it is possible that the terms of any business combination will provide for the sale of all or any portion of the shares of common stock owned beneficially by our majority shareholder.  If we have additional shareholders at the time a business combination is effected, it is possible that none of our other shareholders other than our current majority shareholder will be afforded the right to sell their shares of common stock in connection with a business combination pursuant to the same terms that our current shareholders will be provided.

There are currently no limitations relating to our ability to borrow funds to increase the amount of capital available to us to effect a business combination or otherwise finance the operations of the target business.  However, our limited resources and lack of operating history could make it difficult for us to borrow additional funds from other sources.  The amount and nature of any borrowings by us will depend on numerous considerations, including our capital requirements, potential lenders' evaluation of our ability to meet debt service on borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions.  We do not have any arrangements with any bank or financial institution to secure additional financing and there can be no assurance that such arrangements, if required or otherwise sought, would be available on terms commercially acceptable or otherwise in our best interests.  Our inability to borrow funds required to effect or facilitate a business combination, or to provide funds for an additional infusion of capital into a target business, may have a material adverse effect on our financial condition and future prospects, including the ability to effect a business combination.  To the extent that debt financing ultimately proves to be available, any borrowings may subject us to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiency of cash flow to pay principal and interest.  Furthermore, a target business may have already incurred debt financing and, therefore, all the risks inherent thereto.

If our securities are issued as part of an acquisition, such securities are required to be issued either in reliance upon exemptions from registration under applicable Federal or state securities laws or registered for public distribution.  We intend to primarily target only those companies where an exemption from registration would be available; however, since the structure of the business combination has yet to be determined, no assurances can be made that we will be able to rely on such exemptions.  Registration of securities typically requires significant costs and time delays are typically encountered.  In addition, the issuance of additional securities and their potential sale in any trading market which might develop in our common stock, of which there is presently no trading market and no assurances can be given that one will develop, could depress the price of our common stock in any market which may develop in our common stock.  Further, such issuance of additional securities would result in a decrease in the percentage ownership of our shareholders.

Due to our small size and limited amount of capital, our ability to raise additional capital, if and when needed, could be constrained.  Until such time as any enterprise, product or service which we acquire generates revenues sufficient to cover operating costs, it is conceivable that we could find ourselves in a situation where we need additional funds in order to continue our operations.  This need could arise at a time when we are unable to borrow funds and when market acceptance for the sale of additional shares of our common stock does not exist. See Item 2, "Management's Discussion and Analysis or Plan of Operation".

We have neither the present intention, nor does the present potential exist for us, to consummate a business combination with a target business in which our sole officer and director or her affiliates or associates, directly or indirectly, have a pecuniary interest, although no existing corporate policies would prevent this from occurring.  Although there are no current plans to do so, we may engage the services of professional firms that specialize in finding business acquisitions and pay a finder's fee or other compensation.  Since we have no current plans to utilize any outside consultants or advisors to assist in a business combination, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.  However, because of our limited resources, it is likely that any such fee we agree to pay would be paid in cash and/or shares of our common stock.  In no event will we pay a finder's fee or commission to any officer or director or to any entity with which they are affiliated for such service.  Moreover, in no event shall we issue any of our securities to any of our officers, directors, or promoters, if any, or any of their respective affiliates or associates, in connection with activities designed to locate a target business.

Investment Company Act and Other Regulation

We may participate in a business combination by purchasing, trading or selling the securities of such target business.  We do not, however, intend to engage primarily in such activities.  Specifically, we intend to conduct our activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Act"), and, therefore, to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

We will not enter into any business combination until the target business has obtained the requisite audited financial statements required to be included in a report on Form 8-K to be filed by us with the SEC pursuant to the requirements of Form 8-K, the Exchange Act, and the applicable rules and regulations thereunder.

No assurances are given that subsequent to such a business combination that a trading market in our securities will develop, or, if such a trading market is developed, that it can be maintained with liquidity.  We presently have 10,000,000 shares of preferred stock authorized; none of these shares are currently issued and outstanding.  We presently have 200,000,000 shares of common stock authorized, of which, 51,991,000 shares of common stock are currently issued and outstanding.  None of these outstanding shares have been registered under the Securities Act, and all of which are deemed to be "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, because such shares were issued in a private placement transaction to "accredited investors" not involving a public offering. These shares cannot be resold under Rule 144 but must be registered under the Securities Act.  As of the date hereof, we have not provided to any shareholder registration rights to register under the Securities Act any shares of common stock of the Company.  See "Market Price of and Dividends on the Registrant's Common Equity and Related Shareholder Matters".

We cannot estimate the time that it will take to effectuate a business combination.  It could be time consuming, and possibly in excess of many months or years.  Additionally, no assurance can be made that we will be able to effectuate a business combination on favorable terms, or, if such a business combination can be effected at all.  We might identify and effectuate a business combination with a target business which proves to be unsuccessful for any number of reasons, many of which are due to the fact that the target business is not identified at this time.  If this occurs, the Company and its shareholders might not realize any type of profit.

No assurances can be given that we will be able to enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

The manner in which we participate in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of our company and the promoters of the opportunity, and the relative negotiating strength of our company and such promoters.

As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations.  We will evaluate the possible tax consequences of any prospective business combination and will endeavor to structure a business combination so as to achieve the most favorable tax treatment for us, the target business and their respective stockholders.  There can be no assurance that the Internal Revenue Service or relevant state tax authorities will ultimately assent to our proposed tax treatment of a particular business combination.

It is likely that we will acquire our participation in a business opportunity through the issuance of our own stock or other securities of our company.  Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity.  If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares.  Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity.  This could result in substantial additional dilution to the equity of those who were stockholders of our company prior to such reorganization.

To the extent the Internal Revenue Service or any relevant state tax authorities ultimately prevail in recharacterizing the tax treatment of a business combination, there may be adverse tax consequences to us, the target business and their respective stockholders.  Tax considerations, as well as other relevant factors, will be evaluated in determining the precise structure of a particular business combination, which could be effected through various forms of a merger, consolidation or stock or asset acquisition.

Our present stockholders will likely not have control of a majority of the voting shares following a reorganization transaction.  As part of such a transaction, all or a majority of our directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders, other than our current stockholders.  In the case of a statutory merger or consolidation directly involving our company, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding shares.  The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders.  Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

Voluntary Exchange Act Registration

We are voluntarily filing this Registration Statement with the SEC, but we are under no obligation to do so pursuant to the requirements of the Exchange Act.

ITEM 1A.  RISK FACTORS

1.

Our business is difficult to evaluate because we have limited operating history.

As we have limited operating history or revenue and only minimal assets, there is a risk that we will be unable to consummate a business combination.  We were incorporated on June 26, 2006.  The Company has determined that while revenue is present, it is not significant enough to justify the Company leaving the development stage.  As such, we are considered a development stage company.  We have no significant assets or financial resources.  We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination.  This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

2.

There is competition for those private companies suitable for a merger or acquisition transaction of the types contemplated by management.

We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination.  We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with, and acquisitions of, small private and public entities.  A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination.  These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

3.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

The nature of our operations is highly speculative and there is a consequent risk of loss of your investment.  The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity.  While management intends to seek business combination(s) with entities having established operating histories, we cannot assure you that we will be successful in locating candidates meeting that criterion.  In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

While seeking a business combination, management anticipates devoting no more than a few hours per week to our Company's affairs in total.  Our director has not entered into a written employment agreement with us and is not expected to do so in the foreseeable future.  This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

4.

There is a limited ability to evaluate target business’ management.

While our ability to successfully effect a business combination will be dependent upon certain key personnel, the future role of such personnel in the target business cannot presently be stated with any certainty.  Our sole officer and director may not remain associated in any operational capacity with us following a business combination.  Moreover, our sole officer and director may not have any experience or knowledge relating to the operations of the particular target business.  Furthermore, although we intend to scrutinize the management team of a prospective target business in connection with evaluating the desirability of effecting a business combination with such target business, our assessment of such management team may prove not to be correct, especially since our sole officer and director is not a professional business analyst.  See "Directors, Executive Officers, Promoters and Control Persons".

Accordingly, we may be completely dependent on the ability of the management team of the target business who are unidentifiable as of the date hereof.  In addition, such future management team may not have the necessary skills, qualifications or abilities to manage a public company.  We may also seek to recruit additional managers to supplement the incumbent management team of the target business.  However, we may not have the ability to recruit such additional managers, or that such additional managers will have the requisite skill, knowledge or experience necessary or desirable to enhance the incumbent management team.

5.

No opportunity for non-affiliate shareholder evaluation or approval of business combinations

Our non-affiliate shareholders, if any, will, in all likelihood, not receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to us in connection with selecting a potential business combination until after we have entered into an agreement to effectuate a business combination. Such agreement to effectuate a business combination, however, will be subject to shareholder approval pursuant to applicable law. As a result, our non-affiliate shareholders, if any, will be almost entirely dependent on the judgment and experience of our sole officer and director, her advisors, and perhaps also with the judgment of our  other shareholders, in connection with the selection and ultimate consummation of a business combination. In addition, under Nevada law, the form of business combination could have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to our common stock) to shareholders disapproving the proposed business combination. See Item 1, "Description of Business - `Business of Issuer" and Item 7, "Certain Relationships and Related Transactions and Director Independence".

6.

The Company has no existing agreement for a business combination or other transaction.

There are no acquisitions, business combinations, or mergers pending or which have occurred involving the Company.  Presently, we have no plans, proposals, agreements, understandings or arrangements of any kind or nature whatsoever to acquire or merge with any specific business or company, and we have not identified any specific business or company for investigation and evaluation.

7.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition.  The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition.  Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

8.

The Company may be subject to further government regulation which would adversely affect our operations.

Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act, since we will not be engaged in the business of investing or trading in securities.  If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Company Act.  If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs.  We have obtained no formal determination from the SEC as to our status under the Investment Company Act and, consequently, violation of the Investment Company Act could subject us to material adverse consequences.

9.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

If we enter into a business combination with a foreign concern, we will be subject to risks inherent in business operations outside of the United States.  These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

10.

There is currently no trading market for our common stock, and liquidity of shares of our common stock is limited.

Our shares of common stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for our common stock.  Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and thereafter file a registration statement under the Securities Act.  Therefore, outstanding shares of our common stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of our common stock cannot be sold under the exemptions from registration provided by Rule 144 under, or Section 4(1) of, the Securities Act, in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the SEC’s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000.  This letter provides that certain private transfers of the shares also may be prohibited without registration under federal securities laws.  Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

Penny Stock Regulations - State Blue Sky Restrictions - Restrictions on Marketability

The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities may be covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, which are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse.  For transactions covered by this rule, the broker-dealers must make a special suitability determination for the purchase and receive the purchaser's written agreement of the transaction prior to the sale.  Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of any shareholder to sell shares of common stock in the secondary market.

In addition, the SEC has adopted a number of rules to regulate "penny stocks".  Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-9 under the Exchange Act.  Because our securities may from time to time, and at the present time, constitute "penny stocks" within the meaning of these rules, the rules would apply to the Company and to its securities.  These rules may further affect the ability of our sole shareholder and other shareholders, if any, to sell their shares in any public market which might develop.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include the following:

•

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

“boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

We are aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, our sole officer and director will strive within the confines of practical limitations and applicable laws and regulations to prevent the described patterns from being established with respect to our securities.

11.

We have never paid dividends on our common stock.

We have never paid dividends on our common stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested into the Company to further its business strategy.

12.

The Company may be subject to certain tax consequences in our business, which may increase our cost of doing business.

We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction.  Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions.  We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets.  A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

13.

The Company will have no revenues unless and until it merges with, acquires, or is acquired by an operating business.

We are a development stage company and have had no revenues from operations.  We may not realize any revenues unless and until we successfully merge with or acquire an operating business.

14.

The Company may issue more shares in a merger or acquisition, which will result in substantial dilution.

Our Articles of Incorporation authorize the issuance of a maximum of 200,000,000 shares of common stock, and 10,000,000 shares of preferred stock.  Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then existing stockholders.  Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm's-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders.  Our board of directors has the power to issue any or all of such authorized but unissued shares without stockholder approval.  To the extent that additional shares of common stock or preferred stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of common stock might be materially and adversely affected.

15.

The company has not conducted market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

We have neither conducted nor have others made available to us results of market research concerning prospective business opportunities.  Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us.  Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available.  There is no assurance that we will be able to acquire a business opportunity on terms favorable to us.  Decisions as to which business opportunity to participate in will be unilaterally made by our management, which may act without the consent, vote or approval of our stockholders.

16.

Because we may seek to complete a business combination through a “reverse merger”, following such a transaction we may not be able to attract the attention of major brokerage firms.

Additional risks may exist if we assist a privately held business to become public through a "reverse merger."  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

17.

We cannot ensure that our common stock will be listed on the NASDAQ or any other exchange following a business combination.

Following a business combination, we may seek the listing of our common stock on NASDAQ or another securities exchange.  However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of our common stock on either of those or any other stock exchange.  After completing a business combination, until our common stock is listed on the NASDAQ or another stock exchange, we may seek to become eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the "pink sheets," where our stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of our common stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors.  Consequently, such rule may deter broker-dealers from recommending or selling our common stock, which may further affect its liquidity.  This would also make it more difficult for us to raise additional capital following a business combination.

18.

Director Conflict of Interest

Our sole officer and director is not required to commit her full time to our affairs and, accordingly, such person may have a conflict of interest in allocating management time among various business activities.  Our sole officer and director engages in other business activities similar and dissimilar to those we are engaged in without any limitations or restrictions applicable to such activities (see, for example Item 5, "Directors and Executive Officers, Promoters and Control Persons", for a description of our officer and director's other business affiliations).  To the extent that our officer and director engages in such other activities, she will have possible conflicts of interest in diverting opportunities to other companies, entities or persons with which she is or may be associated or have an interest, rather than diverting such opportunities to us.  As no policy has been established for the resolution of such a conflict, we could be adversely affected should our sole officer and director choose to place other business interests before ours.  No assurance can be given that such potential conflicts of interest will not cause us to lose potential opportunities.  Our sole officer and director may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated.  Our sole officer and director may have conflicts of interest in determining which entity a particular business opportunity should be presented.  Accordingly, as a result of multiple business affiliations, our sole officer and director may have similar legal obligations relating to presenting certain business opportunities to multiple entities.  In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the board of directors with respect to the foregoing criteria.  There can be no assurances that any of the foregoing conflicts will be resolved in our favor.  We may also consider business combinations with entities owned or controlled by persons other than those persons described above.  There can be no assurances that any of the foregoing conflicts will be resolved in our favor.

Item 2.  Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Although we were organized to provide guided deer and bird hunts in Texas, we currently are a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation.  Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings.  We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital.  In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

We do not currently engage in any business activities that provide cash flow.  The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by our stockholders, or another source.

During the next 12 months, we anticipate incurring costs related to filing of Exchange Act reports and costs relating to consummating an acquisition.  We believe we will be able to meet these costs through use of funds in our treasury and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

We have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us.  Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings.  In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies.  In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing, and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management's plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization.  This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

We anticipate that the selection of a business combination will be complex and extremely risky.  Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital that we will have and/or the perceived benefits of becoming a publicly traded corporation.  Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock.  Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Item 3.  Properties

The Company owns no property.  The principal office of the Company is located at 7500 Saddle Mountain Road, Bozeman, MT 59715, at the office of the President.  This space is provided to us rent-free.  We believe these facilities are adequate to serve our needs until such time as a business combination, if any, occurs.  We expect to be able to utilize these facilities, free of charge, until such time as a business combination, if any, occurs.

Item 4.  Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this filing, the number of shares of common stock owned of record and beneficially by executive officers, directors and person who hold 5% or more of the outstanding common stock of the Company.

Name and Address	Amount of Beneficial Ownership	Class	Percentage of Class

Debra H. Arkell 7500 Saddle Mountain Rd. Bozeman, MT 59715	5,000,000	Common	9.6%

Jackson Robert Fitzgerald 4 South Hillside Drive Elk Ridge, UT 84651	35,000,000	Common	67.3%

Item 5.  Directors and Executive Officers

Directors and Executive Partners

Our executive officer and director and additional information concerning her are as follows:

Name	Age	Position
Debra Arkell	54	President, Secretary, Treasurer and Director

Debra Arkell:

Mrs. Arkell has been the Director of Public Services for the City of Bozeman, MT since September 1999.  She is a graduate from the North Dakota State School of Science.  Mrs. Arkell has extensive experience in management positions and currently serves as the sole officer and director of the Company.

To the knowledge of management, during the past five years, no present or former directors, executive officer or person nominated to become a director or an executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations or other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliate person, director or employee of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice; or

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity.

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal Commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Significant Employees

We have no significant employees other than our officer and director, Mrs. Arkell.

Audit Committee

The board of directors acts as the Audit Committee and the Board has no separate committees.  We have no qualified financial experts at this time because we have not been able to hire a qualified candidate.  Further, we believe that we have inadequate financial resources at this time to hire such an expert.  We intend to continue to search for a qualified individual for hire.

Item 6.  Executive Compensation

Our officer and director does not receive any compensation for her services rendered to us, has not received such compensation in the past.  The Company is accruing compensation for the officer and director and anticipates paying the accrued compensation if the Company becomes profitable.  No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.  Our sole officer and director intends to devote no more than a few hours a week to our affairs.

Neither the officer and director nor the majority shareholder will receive a finder's fee or other compensation, either directly or indirectly, as a result of their efforts to implement our business plan outlined herein.

It is possible that, after we successfully consummate a business combination with an entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity.  However, we have adopted a policy whereby the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of our employees.

Item 7.  Certain Relationships and Related Transactions and Director Independence

Neither our sole officer and director nor any shareholder, promoter or affiliate have, or proposes to have, any direct or indirect material interest in any asset proposed to be acquired through security holdings, contracts, options, or otherwise.

It is not currently anticipated that any consulting fee, or finder's fee shall be paid to our sole officer and director, or to any other affiliate, if any. The Company is accruing compensation for the officer and director in the amount of $750 per quarter.  See Item 6 “Executive Compensation.”

Our sole officer and director may actively negotiate for or otherwise consent to the disposition of any portion of the outstanding shares of common stock, as a condition to or in connection with a business combination.  Therefore, it is possible that the terms of any business combination will provide for the sale of some or all of the shares of common stock held by the director and/or by one or more of the other shareholders.  However, it is possible that other shareholders, if any, of the Company will not be afforded the right to sell all or a portion of their shares of common stock in connection with a business combination pursuant to the same terms pertaining to our director’s, and/or other shareholder’s, beneficially owned shares.  Also, such other shareholders, if any, may not be afforded an opportunity to approve or consent to the sale of the director’s or other shareholder’s shares of common stock in connection with a business combination.  See also, Item 1 “Description of Business” and Item 2 “Management’s Discussion and Analysis.”  It is more likely than not that any sale of securities by our founding shareholders to an acquisition candidate would be at a price substantially higher than that originally paid by such founders.  Any payment to such founding shareholder in the context of an acquisition involving us would be determined entirely by largely unforeseeable terms of a future agreement with an unidentified business entity.  See, e.g., Item 1 “Description of Business.”

Item 8. Legal Proceedings

There are no legal proceedings to which we are presently a party, and we are not aware of any legal proceedings threatened or contemplated against us.

Item 9.  Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock has not been registered with the SEC or any state securities agency or authority.  No public trading market presently exists for our shares of common stock, and there are no present plans, proposals, arrangements or understandings with any person with regard to the development of any trading market in any of our securities.  No assurances can be made that a trading market for our common stock will ever develop.  No shares of common stock have been registered for resale under the blue sky laws of any state.  The holders of shares of common stock, and persons who may desire to purchase shares of common stock in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of shareholders to sell their shares and of purchasers to purchase the shares of common stock.  Some jurisdictions may not allow the trading or resale of blind pool or "blank-check" securities under any circumstances.  Accordingly, shareholders should consider the secondary market for our securities to be an extremely limited market for the resale of our securities, until such time that a trading market for our shares of common stock has developed, if any.

None of our shares of common stock are presently subject to outstanding options or warrants to purchase, or securities convertible into our common equity.  There are 22 shareholders of our common stock, holding a total of 51,991,000 shares.  All of these shares are "restricted securities", as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in a private transaction not involving a public offering in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act.  These shares cannot be resold under Rule 144 but must be registered under the Securities Act.  The Company has not provided to any shareholder registration rights to register under the Securities Act any shareholder's shares for sale.

Neither the Company, our sole officer and director, nor our shareholders have, at the present time, any plans, proposals, arrangements, understandings or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination.  Nevertheless, in the event that substantial amounts of common stock are sold in the public market subsequent to a business combination, such sales may adversely affect the price for the sale of the Company's equity securities in any trading market which may develop, if at all.  No prediction can be made as to the effect, if any, that market sales of restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

Dividends

We have not paid any dividends on our common stock to date and do not presently intend to pay cash dividends prior to the consummation of a business combination.  The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a business combination.  The payment of any dividends subsequent to a business combination will be within the discretion of our then existing board of directors.  It is the present intention of our sole director to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Item 10.  Recent Sales of Unregistered Securities

In December 2010, the Company sold 40,000,000 shares of restricted common stock for $40,000 cash to accredited investors.  The shares were sold in two private transaction, to single investors, not involving any public offering without registration and pursuant to an exemption under Regulation D, Rule 506 and Section 4(2) of the Securities Act of 1933, as amended.  No brokers or commissions were paid on the transaction.

Item 11.  Description of Registrant’s Securities to be Registered

The authorized capital stock of our company consists of 200,000,000 shares of common stock, par value $0.001 per share, of which there are 51,991,000 issued and outstanding, and 10,000,000 share of preferred stock, par value $0.001 per share, of which there are none issued and outstanding.  The following summarized the important provisions of our capital stock.

We have not authorized the issuance of any securities, whether debt or equity, other than the securities described below.

Common Stock

Our holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.  Nevada law permits the holders of the minimum number of shares necessary to take action at a meeting of shareholders (normally a majority of the outstanding shares) to take action by written consent without a meeting, provided notice is given to all other shareholders, if any. The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. Holders of shares of common stock, as such, have no conversion, preemptive, redemption provisions or other subscription rights.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $0.001 par value.  As of the date of this registration statement, there are no preferred shares issued and outstanding.

Dividends

We have not paid any dividends on our common stock and do not presently intend to pay cash dividends prior to the consummation of a business combination. The payment of cash dividends in the future, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition subsequent to consummation of a business combination, if any. The payment of any dividends subsequent to a business combination, if any, will be within the discretion of our then existing board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate paying any cash dividends in the foreseeable future.

Trading of Securities in Secondary Market

There is no present market for our securities.  We presently have 51,991,000 shares of common stock issued and outstanding, all of which are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued in private transactions not involving a public offering. The SEC has concluded that Rule 144 is not available for resale transactions for securities issued by blank check companies and, consequently, the resale of such securities cannot occur without registration under the Securities Act.  Further, promoters and affiliates of a blank check company and their transferees would be considered "underwriters" under the Securities Act when reselling the securities of a blank check company. The SEC also states that these securities can only be resold through a registered offering. Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of that Rule. As a result of the foregoing, our current shareholders will not be able to rely on the provisions of Rule 144.  Mrs. Arkell and any other shareholders will instead be required to file a registration statement under the Securities Act in order to complete any public sales of their shares. Further information may be found in the NASD Notice to Members 00-49.

Following a business combination, a target company will normally wish to list its common stock for trading in one or more United States markets. The target company may elect to apply for such listing immediately following the business combination or at some later time. In order to qualify for listing on the Nasdaq Capital Market, a company must meet fairly stringent financial requirements.  If, after a business combination, we do not meet the qualifications for listing on the Nasdaq Capital Market, we may apply for quotation of our securities on the NASD OTC Bulletin Board. In certain cases we may elect to have our securities initially quoted in the "pink sheets" published by the Pink Sheets, LLC.

Rule 504 of Regulation D

The SEC is of the opinion that Rule 504 of Regulation D, which exempts from Securities Act registration limited offerings and sales of securities not exceeding $1,000,000, is not available to blank check companies.

Anti-Takeover Provisions

a)

In General

The Nevada Revised Statutes contain provisions designed to enhance the ability of our board of directors to respond to attempts to acquire control of the Company. These provisions may discourage takeover attempts which have not been approved by the board of directors. This could include takeover attempts that shareholders, if any, other than our majority shareholder, deem to be in their best interest. These provisions may adversely affect the price that a potential purchaser would be willing to pay for our outstanding shares of common stock.  These provisions may deprive shareholders, other than our majority shareholder, of the opportunity to obtain a takeover premium for your shares of common stock. These provisions could make the removal of incumbent management more difficult. These provisions may enable a minority of our directors and the holders of a minority of our outstanding voting shares to prevent, discourage or make more difficult a merger, tender offer or proxy contest, even though the transactions may be favorable to the interests of shareholders. These provisions could also potentially adversely affect the market price of our shares of common stock, if any. Currently, we only have one officer and director and a majority of our outstanding shares of common stock are beneficially owned by a single shareholder.

b)

Authorized but Unissued Stock

The authorized but unissued shares of our common and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans, if any. The existence of authorized, but unissued shares of common and preferred stock may enable our board of directors to issue shares of capital stock to persons friendly to our sole officer and director and/or to our majority shareholder. This may have the effect of discouraging attempts to obtain control of the Company.

c)

Evaluation of Acquisition Proposals

Our board of directors, when evaluating any proposed tender or exchange offer, any merger, consolidation or sale of substantially all of the assets of the Company, or any similar extraordinary transaction, may consider all relevant facts including, without limitation, the social, legal, and economic effects on the employees, customers, suppliers and other constituencies of the Company, and on the communities and geographical areas in which they operate. Our board of directors may also consider the amount of consideration being offered in relation to the then current market price, if any, for our outstanding shares of capital stock and our then current value in a freely-negotiated transaction. Our sole officer and director believes that these provisions are in the long-term best interests of the Company and our shareholders.

Transfer Agent

Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, telephone 801-274-1088.

Item 12.  Indemnification of Officers and Directors

Our bylaws contain the broadest form of indemnification for our officers and directors permitted under Nevada law. Our bylaws generally provide as follows:

A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person: (a) Is not liable pursuant to NRS 78.138, or (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the previous paragraphs, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Our bylaws provide that we will advance to any officer or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer. Our bylaws require that the person proposed to be indemnified shall first have submitted a written claim to the Company requesting indemnification and stipulating that all funds advanced shall be repaid to the Company if it shall be finally determined by our board of directors that the indemnitee is not entitled to indemnification.

Item 13.  Financial Statements and Supplementary Data

[The Remainder of This Page Intentionally Left Blank]

TROPHY HUNTING UNLIMITED, INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

TROPHY HUNTING UNLIMITED, INC.

(A DEVELOPMENT STAGE COMPANY)

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Trophy Hunting Unlimited, Inc.

We have audited the accompanying balance sheets of Trophy Hunting Unlimited, Inc. [a development stage company] as of December 31, 2010 and 2009, and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the years ended December 31, 2010 and 2009, and the period from inception on June 26, 2006 through December 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trophy Hunting Unlimited, Inc. [a development stage company] as of December 31, 2010 and 2009, and the results of their operations and their cash flows for the years ended December 31, 2010 and 2009, and for the period from inception on June 26, 2006 through December 31, 2010, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Trophy Hunting Unlimited, Inc. will continue as a going concern.  As discussed in Note 8 to the financial statements, the Company has incurred losses since its inception and has not yet established profitable operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  Management's plans in regard to these matters are also described in Note 8.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Mantyla McReynolds

Mantyla McReynolds, LLC

Salt Lake City, Utah

June 28, 2011

TROPHY HUNTING UNLIMITED, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

	March 31, 2011 (unaudited)	December 31, 2010 (audited)	December 31, 2009 (audited)
ASSETS
Current Assets
Cash	$46,003	$46,003	$21,983
Total Current Assets	46,003	46,003	21,983

Total Assets	$46,003	$46,003	$21,983

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts Payable	$6,481	$6,481	$-
Notes Payable - Related Party	22,980	22,980	22,980
Deferred Compensation	875	125	10,250
Accrued Interest Payable - Related Party	7,833	7,379	6,471
Total Current Liabilities	38,169	36,965	39,701
Total Liabilities	38,169	36,965	39,701

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value,
10,000,000 shares authorized
No shares issued or outstanding	-	-	-
Common Stock, $0.001 par value,
200,000,000 shares authorized
51,991,000 shares issued and outstanding as of
March 31, 2011 and December 31, 2010 and
11,991,000 shares issued and outstanding as of
December 31, 2009	51,991	51,991	11,991
Paid in Capital	101,544	101,544	86,759
Deficit Accumulated During the Development Stage	(145,701)	(144,497)	(116,468)
Total Stockholders' Equity (Deficit)	7,834	9,038	(17,718)

Total Liabilities and Stockholders' Equity (Deficit)	$46,003	$46,003	$21,983

See accompanying notes to financial statements

TROPHY HUNTING UNLIMITED, INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	For the three months ended March 31,		For the years ended December 31,		From Inception through
	2011 (unaudited)	2010 (unaudited)	2010 (audited)	2009 (audited)	March 31, 2011 (unaudited)

Sales	$-	$-	$-	$-	$84,400.00

Cost of Goods Sold	-	-	-	-	11,500

Gross Profit	-	-	-	-	72,900

General and Administrative Costs	750	750	3,000	3,018	178,032
Professional Fees	-	-	22,461	5,610	29,496

Loss from Operations	(750)	(750)	(25,461)	(8,628)	(134,628)

Interest Expense	454	613	2,568	2,328	11,073

Loss Before Income Taxes	(1,204)	(1,363)	(28,029)	(10,956)	(145,701)

Income Tax - Current	-	-	-	-	-

Net Loss	$(1,204)	$(1,363)	$(28,029)	$(10,956)	$(145,701)

Net Loss per Common Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted Average Shares Outstanding - Basic and Diluted	51,991,000	11,991,000	13,372,266	11,991,000

See accompanying notes to financial statements

TROPHY HUNTING UNLIMITED, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

	Common Stock		Additional Paid in	Deficit Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Inception, June 26, 2006	-	$-	$-	$-	$-

Issuance of Common Stock	11,800,000	11,800	39,200	-	51,000
Net Loss	-	-	-	(65,302)	(65,302)

December 31, 2006	11,800,000	11,800	39,200	(65,302)	(14,302)

Issuance of Common Stock	191,000	191	47,559	-	47,750
Net Loss	-	-	-	(30,125)	(30,125)

December 31, 2007	11,991,000	11,991	86,759	(95,427)	3,323

Net Loss	-	-	-	(10,085)	(10,085)

December 31, 2008	11,991,000	11,991	86,759	(105,512)	(6,762)

Net Loss	-	-	-	(10,956)	(10,956)

December 31, 2009	11,991,000	11,991	86,759	(116,468)	(17,718)

Issuance of Common Stock	40,000,000	40,000	-	-	40,000
Services Contributed by President	-	-	14,785	-	14,785
Net Loss	-	-	-	(28,029)	(28,029)

December 31, 2010	51,991,000	51,991	101,544	(144,497)	9,038

Net Loss	-	-	-	(1,204)	(1,204)

March 31, 2011 (unaudited)	51,991,000	$51,991	$101,544	$(145,701)	$7,834

See accompanying notes to financial statements

TROPHY HUNTING UNLIMITED, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	For the three months ended March 31,		For the years ended December 31,		From Inception through
	2011 (unaudited)	2010 (unaudited)	2010 (audited)	2009 (audited)	March 31, 2011 (unaudited)
Cash Flows from Operating Activities:
Net Loss	$(1,204)	$(1,363)	$(28,029)	$(10,956)	$(145,701)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation Expense	-	-	-	-	19,323
Loss on Sale of Fixed Assets	-	-	-	-	3,693
Contributed Services	-	-	14,785	-	14,785
Increase (Decrease) in:
Accounts Payable	-	-	6,481	-	6,481
Accrued Interest Payable	454	613	908	2,329	7,833
Deferred Compensation	750	750	(10,125)	3,000	875
Net Cash Used in Operating Activities	-	-	(15,980)	(5,627)	(92,711)

Cash Flows from Investing Activities:
Purchase of Fixed Assets	-	-	-	-	(28,016)
Proceeds on the Sale of Fixed Assets	-	-	-	-	5,000
Net Cash Used in Investing Activities	-	-	-	-	(23,016)

Cash Flows from Financing Activities:
Proceeds from Sale of Common Stock	-	-	40,000	-	138,750
Proceeds from Notes Payable - Related Parties	-	-	-	-	47,500
Payments on Notes Payable - Related Parties	-	-	-	-	(24,520)
Net Cash Provided by Financing Activities	-	-	40,000	-	161,730

Net Increase (Decrease) in Cash	-	-	24,020	(5,627)	46,003

Cash, Beginning of Period	46,003	27,610	21,983	27,610	-

Cash, End of Period	$46,003	$27,610	$46,003	$21,983	$46,003

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-	$-	$-	$1,580
Income Taxes	-	-	-	-	-

See accompanying notes to financial statements

TROPHY HUNTING UNLIMITED, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

(Amounts Presented as of March 31, 2011 and for the three

months ended March 31, 2011 and 2010 are unaudited)

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

Trophy Hunting Unlimited, Inc., (the Company) was incorporated under the laws of the State of Nevada on June 26, 2006.  The Company's business activities consisted of providing guided deer and bird hunts in Texas.  Currently the Company is seeking other business opportunities.  The Company has determined that while revenue is present, it is not significant enough to justify the Company leaving the development stage.  As such, the Company is considered a development stage company.

Revenue Recognition

The Company recognizes revenues in accordance with the Securities and Exchange Commission, Staff Accounting Bulletin (SAB) number 104, Revenue Recognition.  SAB 104 clarifies application of the U. S. generally accepted accounting principles to revenue transactions.  Revenue is recognized when (1) there is persuasive evidence of an agreement (2) delivery has occurred or services rendered (3) price is fixed or determined and (4) collectability is reasonably assured.

Use of Estimates

Preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses.  If the underlying estimates and assumptions, upon which the financial statements are based, change in future periods, actual amounts may differ from those included in the accompanying financial statements.

Cash and Cash Equivalents

The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

Trade receivables are carried at original invoiced amounts less an allowance for doubtful accounts.  Accounts receivable are determined to be delinquent when the account has become 30 days past due.  The allowance for doubtful accounts is calculated on an account by account basis.  Management will occasionally review accounts receivable and determined if the account should be written off.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, at least annually, to determine if impairment has occurred and whether the economic benefit of the assets (fair value for assets to be used and fair value less disposal costs for assets to be disposed of) is expected to be less than the carrying value.  Triggering events, which signal further  analysis, consist of a significant decrease in the asset's market value, a substantial change in the use of an asset, a significant physical change in the asset, a significant change in the legal or business climate that could affect the asset, an accumulation of costs significantly in excess of the amount originally expected to acquire or construct the asset, or a history of losses that imply continued losses associated with assets used to generate revenue.  The Company has no long-lived assets as of March 31, 2011, December 31, 2010 and 2009.

Income Taxes

The Company applies ASC 740, Income Taxes, which requires the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years.  Deferred tax assets are provided for items reported in different periods for income tax purposes than for financial reporting purposes.  Deferred tax assets are reviewed for recoverability and the Company records a valuation allowance to reduce its deferred tax assets when it is more likely than not that all or some portion of the deferred tax assets will not be recovered.

The Company adopted ASC 740, Accounting for Uncertainty in Income Taxes, on January 1, 2007.  This interpretation requires recognition and measurement of uncertain tax positions using a "more-likely-than-not" approach, requiring the recognition and measurement of uncertain tax positions.  The adoption of ASC 740 had no material impact on the Company's financial statements. (See Note 4 below)

Earnings (Loss) Per Share

The computation of loss per share is based on the weighted average number of shares outstanding during the period presented in accordance with ASC 260, "Earnings Per Share" [See note 7].

The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the period plus the common stock equivalents which would arise from the exercise of stock options and warrants outstanding using the treasury stock method and the average market price per share during the period.  Common stock equivalents are not included in the diluted earnings per share calculation when their effect is antidilutive.  The Company has not granted any stock options or warrants since inception.

Recently Enacted Accounting Standards

In May 2009, the FASB issued an accounting standard which established general guidelines of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. This standard, as described in ASC 855, Subsequent Events, requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This standard became effective for fiscal years and interim periods ending after June 15, 2009. Although the adoption of this standard did not have an impact on the Company's consolidated financial condition, results of operations or cash flows, there were impacts to the Company's 2009 financial statement disclosures. In February 2010, the FASB issued an accounting standard update to ASC 855 which eliminated the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in both issued and revised financial statements. This standard became effective upon issuance, with limited exceptions. The adoption of this standard update did not have an impact on the Company's consolidated financial condition, results of operations or cash flows, and eliminated the 2009 financial statement disclosure requirement related to subsequent events.

In January 2010, the FASB issued an accounting standard update to ASC 820 which required new disclosures and clarified existing disclosures about fair value measurement. This update became effective for interim and annual reporting periods beginning after December 15, 2009. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

From time to time, new accounting pronouncements are issued by FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

Interim Financial Statements

The accompanying interim financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2011 and 2010 and for the periods then ended have been made.  The results of operations for the periods ended March 31, 2011 and 2010 are not necessarily indicative of the operating results for the full year.

Note 2 - Property and Equipment

The Company sold all of its property and equipment on December 30, 2008 for cash of $5,000.  The Company recorded a loss of $3,693 on the sale.

Note 3 - Related Party Transactions and Notes Receivable

As of March 31, 2011, December 31, 2010 and 2009, the Company has notes payable to shareholders/directors totaling  $22,980.  The notes have an interest rate of 8% and are due when called by the shareholders/directors.  Accrued interest related to these notes is $7,833, $7,379 and $5,541 as of March 31, 2011, December 31, 2010 and 2009, respectively.

Included in the payroll expense are amounts for services rendered by the President, estimated at $750 for the three month periods ended March 31, 2011 and 2010, and $3,000 for each of the years ended December 31, 2010 and 2009.  Deferred compensation in excess of one year accrues interest at a rate of 8.0% per year.  Interest expense related to deferred compensation is $0 and $160 for the three months ended March 31, 2011 and 2010, respectively, and $730 and $490 for the years ended December 31, 2010 and 2009, respectively.

On December 13, 2010, the Company's former president resigned from his duties.  In accordance with ASC 470, Debt, his deferred compensation and related interest expense in the amount of $14,785 was reclassified as a contribution of equity as of December 31, 2010.

Note 4 - Income Taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes.”  This standard requires the Company to provide a net deferred tax asset or liability equal to the expected future tax benefit or expense of temporary reporting differences between book and tax accounting and any available operating loss or tax credit carryforwards.

The Company adopted the provisions of ASC 740, Accounting for Uncertainty in Income Taxes, on January 1, 2007. As result of the implementation of ASC 740, the Company recognized no increase in the liability for unrecognized tax benefits.  The Company has no tax positions at March 31, 2011, December 31, 2010 and 2009 for which the ultimate deductibility is highly uncertain.

The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.  During the years ended December 31, 2010 and 2009, the Company recognized no interest and penalties.  The Company had no accruals for interest and penalties at March 31, 2011, or December 31, 2010, and 2009.

The Company is required to file tax returns in the United States.  All tax years starting with 2006 are open for examination.

The provision for income taxes consists of the following as of March 31, 2011, December 31, 2010 and 2009:

	3/31/2011	12/31/2010	12/31/2009
Current Taxes
Federal	$-	$-	$-
State	-	-	-
Deferred Taxes
Federal	-	(7,637)	(1,943)
Benefits Of Operating Loss Carryforwards	-	7,637	1,943
State	-	-	-
Total Provision	$-	$-	$-

The provision for income taxes consists of the following as of March 31, 2011, December 31, 2010 and 2009:

	Current	Non-current	Total
For the Three Months Ended March 31, 2011
Deferred Tax Asset
Net Operating Loss	$-	$39,541	$39,541
Accrued Interest	2,663	-	2,663
Deferred Compensation	298	-	298
Total Deferred Tax Asset	$2,961	$39,541	$42,502
Valuation Allowance	(2,961)	(39,541)	(42,502)
Net Deferred Tax Asset	-	-	-
Net Deferred Tax Liability	-	-	-
Net Deferred Taxes	$-	$-	$-

	Current	Non-current	Total
For the Year Ended December 31, 2010
Deferred Tax Asset
Net Operating Loss	$-	$39,541	$39,541
Accrued Interest	2,509	-	2,509
Deferred Compensation	42	-	42
Total Deferred Tax Asset	$2,551	$39,541	$42,092
Valuation Allowance	(2,551)	(39,541)	(42,092)
Net Deferred Tax Asset	-	-	-
Net Deferred Tax Liability	-	-	-
Net Deferred Taxes	$-	$-	$-

	Current	Non-current	Total
For the Year Ended December 31, 2009
Deferred Tax Asset
Net Operating Loss	$-	$31,904	$31,904
Accrued Interest	2,200	-	2,200
Deferred Compensation	3,485	-	3,485
Total Deferred Tax Asset	$5,685	$31,904	$37,589
Valuation Allowance	(5,685)	(31,904)	(37,589)
Net Deferred Tax Asset	-	-	-
Net Deferred Tax Liability	-	-	-
Net Deferred Taxes	$-	$-	$-

The valuation allowance has increased $410, from $42,092 during the three months ended March 31, 2011 and $4,503 from $37,589 during the year ended December 31, 2010.

The income tax provision differs from the amount of estimated income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the three months ended March 31, 2011 and the years ended December 31, 2010 and 2009 due to the following:

	March 31, 2011	December 31, 2010	December 31, 2009
Book income (statutory rate)	$(410)	$(9,530)	$(3,725)
Extinguishment of debt	-	5,027	-
Valuation allowance	410	4,503	3,725
Tax at effective rate	$-	$-	$-

At March 31, 2011, December 31, 2010 and 2009, the Company had net operating loss carryforwards of approximately $116,297, 116,297, and $93,836, respectively that may be offset against future taxable income from the year 2009 through 2031.  No tax benefit has been reported in the December 31, 2010 and 2009 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The company has the following carryforwards available as of the date of the report:

Operating Losses

Amount	Expires
61,070	2026
21,715	2027
5,421	2028
5,628	2029
22,461	2030

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

Note 5 - Capital Stock

The Company has authorized 10,000,000 shares of $0.001 par value preferred stock with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors.  No shares are issued and outstanding at March 31, 2011, December 31, 2010 and 2009.

The Company is authorized to issue 200,000,000 shares of $0.001 par value common stock.  During 2006 the Company issued 11,000,000 shares of common stock for cash of $11,000 at $0.001 per share and 800,000 shares of common stock for cash of $40,000 at $0.05 per share.  During 2007 the Company issued 191,000 shares of common stock for cash of $47,750 at $0.25 per share.  In December 2010 the Company issued 40,000,000 shares of common stock for cash of $40,000 at $0.001 per share.  This resulted in change of control of the Company.

The Company has 51,991,000 shares issued and outstanding as of March 31, 2011 and December 31, 2010 and 11,991,000 shares issued and outstanding as of December 31, 2009.

Note 6 – Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and accounts payable.  The carrying amount of cash and accounts payable approximates fair value because of the short-term nature of these items.

Note 7 - Loss per Share

The following data shows the amounts used in computing loss per share for the periods presented:

	For the three months ended March 31,		For the year ended December 31,
	2011	2010	2010	2009
Income (Loss) available to common
Stockholders (numerator)	$(1,204)	$(1,363)	$(28,029)	$(10,956)

Weighted average number of common
shares outstanding during the period
used in loss per share (denominator)	51,991,000	11,991,000	13,372,266	11,991,000

Dilutive loss per share was presented; however, there was no impact because the Company had no common equivalent shares for any of the periods presented that would affect the computation of diluted loss per share.  Furthermore, as the Company has losses for the periods ended March 31, 2011, December 31, 2010 and 2009, the potentially dilutive shares are anti-dilutive and are thus not added into the loss per share calculation.

Note 8 - Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  However, the Company is in the development stage and has no current operations.   The Company is currently focusing its efforts on finding a well-capitalized merger candidate to expand its operations.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard management is proposing to raise any necessary funds through loans or additional sales of its common stock. There is no assurance that the Company will be successful in raising this additional capital.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Note 9 - Subsequent Events

The Company has evaluated subsequent events from the balance sheet date, and has concluded that no recognized or nonrecognized subsequent events have occurred since March 31, 2011.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TROPHY HUNTING UNLIMITED, INC.

Date:	June 29, 2011	By:	/s/Debra Arkell
Debra Arkell
President and Chief Executive Officer and Chief Financial Officer (Principal Executive Officer & Principal Financial Officer)

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